                                    ITEM 10.1

                       CONVERTIBLE SECURED LOAN AGREEMENT

          THIS CONVERTIBLE SECURED LOAN AGREEMENT, dated as of May 12, 2006 (the "Agreement"), is entered into by and among GENELINK, INC., a Pennsylvania corporation, having an address at Newport Financial Center, 113 Povonia Avenue, No. 313, Jersey City, New Jersey 07310 (GeneLink, Inc., together with its subsidiaries, including but not limited to Dermagenetics, Inc., "Borrower"); the LENDERS signatory hereto (each a "Lender" and collectively the "Lenders"); and FIRST EQUITY CAPITAL SECURITIES, INC., a Delaware corporation, having an address at 1776 Broadway, Suite 1403, New York, N.Y. 10019, as Administrative Agent for the Lenders (the "Administrative Agent").

                                    RECITALS

          A. Borrower has requested that each Lender lend it a Convertible Secured Loan (each a "Loan" and collectively the "Loans") as set forth in and evidenced by the Convertible Secured Promissory Notes to be executed and delivered by Borrower to each Lender concurrently with its execution and delivery hereof by such Lender in form and substance substantially similar to Exhibit A hereto (each a "Note" and collectively the "Notes"). Each Lender has agreed to make such a loan to Borrower on the terms and conditions of this Agreement and the Note issued to it.

          B. In order to induce Lenders to make the Loans, Borrower has agreed to grant to the Collateral Agent named therein (the "Collateral Agent") for the benefit of the Lenders a security interest in all of its assets pursuant to the Convertible Loan Security Agreement to be entered into among Borrower, the Lenders and the Collateral Agent in form and substance substantially similar to Exhibit B hereto (the "Security Agreement").

          C. In order to further induce Lenders to make the Loans, Borrower has agreed to issue to the Lenders five (5) shares of authorized, unregistered Borrower's $.01 par value common stock ("GL Common Stock"), with 'piggyback' registration rights, for every dollar ($1.00) of the Loan funded (all such stock to be, or actually, so issued being the "Consideration Stock").

          D. Borrower and the Lenders have agreed that the Loans are secured debt, which are anticipated to be converted to voting stock of Borrower, in accordance with the terms set forth hereinbelow (all such stock to be, or actually, so issued being the "Conversion Stock").

          NOW, THEREFORE, in consideration of the mutual covenants, conditions, and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                    THE LOANS

SECTION 1. PRINCIPAL OF THE LOANS.

(a) Principal Amounts. The total principal amount of the Loans shall be an amount not greater than One Million Dollars ($1,000,000.00), of which Two Hundred Thousand Dollars ($200,000.00) plus accrued interest thereon through the date of conversion is provided by the conversion of the bridge loans (the "Bridge Loans") entered into in those certain Bridge Loan Letter Agreements between Borrower and each of David Barrett, Inc., Robert Hoekstra, Bernard L. Kasten Jr., James Kreissman, Kenneth R. Levine, and Stranco Investments, Ltd., dated as of January 11, 2006 (together with the respective associated notes and security agreements, the "Bridge Documents"). The principal amount of the Loan each Lender is set forth adjacent to its name on Schedule 1, attached hereto and as amended from time to time. The percentage equal to the percentage that the principal amount each Lender's Loan of the aggregate of all Loans then outstanding (after giving effect to any conversion of any Loans to Conversion Stock) is such Lender's "Sharing Percentage" at the time of determination.

(b) Repayment of the Loans. Unless (i) the maturity of the Loans is accelerated pursuant to Article VIII Section 2(a) below, or (ii) the respective Loan, or all the Loans, are converted into common stock of Borrower pursuant to
     Article III Section 2 below, or (iii) the Loans have been prepaid in full pursuant to subsection (c) below, the principal amount of the Loans shall be repaid in full on May 12, 2011 the ("Maturity Date"); provided, however, that if the Maturity Date occurs on a day that banks are required or permitted to close in New York City (all other days being "Business Days"), the Maturity Date shall occur on the next succeeding Business Day.

(c) Prepayment of the Loans; Opportunity to Convert. Borrower may prepay the Loans in whole or in part (each portion of the Loans outstanding to be so prepaid at any time being a "Prepayment Portion") at any time and from time to time upon sixty (60) days written notice to the Lenders and the Administrative Agent (which notice shall set forth the amount to be prepaid, the date of prepayment and the date when the Conversion Notice (as set forth below) must be received by the Borrower (each a "Prepayment Notice")); provided, however, that Borrower must make such prepayment to all the Lenders simultaneously according to the respective Sharing Percentages; and provided further that upon any such prepayment, whether in whole or in part, Borrower must also pay in full all accrued Interest (as defined below) on the amount prepaid. If the Borrower so notifies the Lenders of its intention to prepay in whole or in part the Loans, each Lender will have the right to convert any amount of its Loan up to its Conversion Portion, notwithstanding any limitations otherwise thereon to such a conversion under Article III below, by providing Borrower with notice of intent to convert all or specified portion of its Conversion Portion within fifteen (15) days of the delivery of the Prepayment Notice with respect thereto (each a "Conversion Notice").

(d) Bridge Loan Conversion. As provided in the Bridge Loan Conversion Letter Agreement, dated as of May 12, 2006, between Borrower and, (the "Bridge Conversion") each Bridge

     Loan is hereby converted into a Loan, and the Bridge Documents are hereby cancelled and superceded in their entirety by the Loan Documents (as defined in Section 3(d), below).

SECTION 2. INTEREST.

(a) Interest Rate. Interest shall accrue on the principal amount outstanding on each Loan at the rate per annum of Twelve Percent (12%), based on a year of 365 days, for the actual days elapsed ("Interest") from the date of closing of such loan (such date for each Loan, the "Loan Closing Date").

(b) Payment of Interest. Interest shall be paid on the outstanding principal amount of the Loans in arrears on (i) the first anniversary of the date hereof, (ii) each subsequent anniversary of the date hereof, so long as any portion of any Loan is outstanding, and (iii) whenever a principal amount of a Loan is repaid or prepaid (each such date being an "Interest Payment Date"). If any Interest Payment Date occurs on a day that is not a Business Day, it shall occur on the next succeeding Business Day.

SECTION 3. CLOSING CONDITIONS. The obligation of each Lender to make a Loan shall be conditioned upon the following conditions being fulfilled in form and substance reasonably satisfactory to the Administrative Agent:

(a) The representations of Borrower set forth in Article V below are true and accurate in all material respects as if made on the Loan Closing Date;

(b) Borrower shall have available duly authorized, unreserved GL Common Stock in the maximum amount sufficient to issue to the Lender all Consideration and Conversion Stock that could be issued in consideration or in conversion of the respective Loan then to be made;

(c) No Event of Default (as defined in Article VIII below) shall have occurred and be continuing.

(d) Each of the Notes and the Security Agreement (together with this Agreement and the Dealer Warrant (as defined in subparagraph (d)), each being a "Loan Document" and collectively the "Loan Documents") shall have been duly executed by Borrower and delivered to the Administrative Agent;

(e) Borrower shall have delivered to Administrative Agent a warrant to purchase GL Common Stock, exercisable for a period of five (5) years from the date of the issuance thereof at an exercise price of Five Cents ($.05) per share, in substantially the form of Exhibit C hereto (the "Dealer Warrant"), on a 'cashless' basis at the option of the holder of the Dealer Warrant, to purchase two (2) shares of GL Common Stock for every dollar ($1.00) of Loans actually made to Borrower (including by conversion of the Bridge Loans), with registration rights on terms equivalent to those of the Consideration Stock;

(f) A Form UCC-1 reflecting the granting of the security interests provided for in the Security Agreement shall have been delivered to the Administrative Agent as of the date hereof and the Borrower represents that there have been no material additional liens (other than the security interest granted by the Security Agreement) as of the Loan Closing Date;

(g) An opinion of counsel in all material respects in the form of Exhibit D hereto shall have been delivered to the Administrative Agent as of the date hereof; and

(h) Borrower shall have delivered to Administrative Agent Fifty Thousand (50,000) shares of GL Common Stock for every One Hundred Thousand Dollars ($100,000.00) of Loans, with registration rights pari passu with that of the Consideration Stock; and

(i) Borrower shall have delivered to each Lender five (5) shares of Consideration Stock for every dollar of Loans.

(j) Borrower shall have deliver to Administrative Agent a cash fee of 7% of the gross proceeds.

                                   ARTICLE II

                     REGISTRATION OF THE CONSIDERATION STOCK

SECTION 1. REGISTRATION RIGHTS. If at any time within three years after it acquired the relevant shares Borrower takes the appropriate steps to cause any GL Common Stock to be registered for sale by the Company under the federal and state securities laws to qualify such stock for unrestricted trading (a "Public Offering"), Borrower shall simultaneously provide for the equal and concurrent registration of all Consideration Stock as part of the Public Offering. Borrower shall notify the Administrative Agent and each Lender of any Public Offering as soon as practical after it determines to cause such Public Offering to occur.

                                   ARTICLE III

                             CONVERSION OF THE LOANS

SECTION 1. AMOUNT AND FEATURES OF CONVERSION STOCK. The Conversion Stock shall be GL Common Stock. The initial amount of shares of GL Common Stock into which each dollar ($1.00) of Loans may be converted in accordance with Section 2 below (the "Conversion Ratio") is twenty (20). The Conversion Ratio shall be adjusted automatically from time to time in the case of any stock split, dividend payable in Common Stock, subdivision of the number of shares of the Common Stock or similar event involving Common Stock (a "Split") or any reverse stock split, combination or similar event involving the Common Stock (a "Combination"), and, accordingly, the Conversion Ratio shall be proportionately increased in the case of a Split or decreased in the case of a Combination, as of the close of business on the date the Split or Combination becomes effective, computed to the nearest cent.

SECTION 2. CONVERSION RIGHTS.

(a)  At the Conversion Ratio.

     (i) VOLUNTARY CONVERSION. Each Lender shall have the right, at its sole option without any obligation to do so, to tender its Note to Borrower for conversion at the Conversion Ratio of the principal and accrued Interest evidenced thereby in whole, but not in part, at any time, irrespective of whether an Event of Default has occurred and is continuing.

     (ii) MANDATORY CONVERSION. All of the Loans then outstanding shall be converted into Conversion Stock at the then applicable Conversion Ratio upon the delivery by Borrower to the Lenders and the Administrative Agent of a notice of mandatory conversion, which notice shall include written evidence (which shall be true in all material respects and in reasonable detail) demonstrating that Borrower's aggregate contingent liabilities arising out of circumstances existing as of the date of this agreement and/or any contingent liabilities arising out of or related to this financing ("Existing Contingent Liabilities") had been determined by independent accountants acceptable to Borrower and the Administrative Agent, which acceptance shall not be unreasonably withheld, to be no greater than Seventy-five Thousand Dollars ($75,000.00); provided, however, that no such mandatory conversion shall occur after the occurrence and during the continuance of any Event of Default (as defined in Article VIII below). After delivery of such notice to the Administrative Agent, the Notes shall be deemed cancelled and shall be returned to Borrower by the Lenders in exchange for the Conversion Stock to be issued to such Lender in respect thereof, or if any such Notes shall be lost, the Lender shall provide an affidavit of such lost Note in replacement of the original.

     (iii) By Purchase of Non-Conversion Stock. If at any time when any portion of the Loans are outstanding Borrower agrees or undertakes to issue shares of any class of its common stock or any debt instruments convertible into common stock of Borrower at a price per share or with conversion rights more favorable to the purchasers or holders thereof than provided for in this Agreement (a "Qualifying Offering"), Borrower shall notify the Administrative Agent and each Lender thereof, which notice shall describe in reasonable detail the material features of said Qualifying Offering. Lenders will then have at least thirty (30) days to advise Borrower of whether and to what it extent it will subscribe to the Qualifying Offering. If a Qualifying Offering is to be made privately, it shall be offered on identical terms to the Lenders hereunder. If such Qualifying Offering is to be made to all shareholders of Borrower on a basis that allocates such Offering among Borrower's shareholders (an "Allocated Qualifying Offering"), it shall be made available to the Lenders in the same proportion as the aggregate Conversion Stock is to the sum of all common stock of Borrower then outstanding plus the aggregate Conversion Stock. If it is an Allocated Qualifying Offering, such notice shall advise each Lender what amount of the Qualifying Offering that it may elect to purchase, and the issuance price thereof, using all or any portion of the Loan made by it to Borrower then outstanding. If less than all of the Allocated Qualifying Offering allocated to the Lenders is not subscribed to by the Lenders, Borrower shall offer those Lenders who have fully subscribed a second opportunity pari passu to subscribe to purchase the unsubscribed portion to the extent that such Lenders have unutilized portions remaining of their Loans with which to subscribe for such Offering.

SECTION 3. REGISTRATION RIGHTS.

(b)  Piggyback Right. Subject to the mandatory reduction set forth in paragraph
     (b) below, if at any time within three years after it acquired the relevant shares Borrower takes the appropriate steps to cause a Public Offering, Borrower shall simultaneously provide for the equal and concurrent registration of all Conversion Stock as part of the Public Offering, whether then held by any Lender or not yet issued. Borrower shall notify the Administrative Agent and each Lender of any such Public Offering as soon as practical after it determines to cause such Public Offering to occur.

(c) Mandatory Reduction. The registration right provided by paragraph (a) shall apply to all of the Conversion Stock unless Borrower notifies the Administrative Agent and the Lenders that it was advised in writing by the underwriters of the proposed Public Offering that in their opinion the value to Borrower of the Public Offering would be materially impaired by inclusion of some specified portion or all of the Conversion Stock in the Public Offering (such portion or totality being the "Excess Offering"). If Borrower notifies the Administrative Agent and the Lenders that it desires to proceed with the Public Offering, Borrower will notify the Administrative Agent and the Lenders of the percentage of the Conversion Stock that will be included in the Public Offering, which percentage shall be the maximum amount of Conversion Stock that results from reducing the amount of GL Common Stock originally proposed to be included in the Public Offering by Borrower by the same percentage as the Conversion Stock that would otherwise be included in the Public Offering is to be so reduced.

                                   ARTICLE IV

                             SECURITY FOR THE LOANS

SECTION 1. ASSETS ENCUMBERED. To secure the repayment of the Loans, all Interest accruing thereon, and all other fees, costs and other monetary obligations of Borrower arising from the making of the Loans and the execution and performance of this Agreement, the Notes and the other Loan Documents (collectively the "Indebtedness"), Borrower shall grant Collateral Agent a first priority security interest in and lien on (which security interest and lien shall be continuing), and shall pledge and assign as security to Collateral Agent, all of Borrower's right, title and interest in and to all of Borrower's real and personal assets, whether tangible or intangible, now owned or hereafter acquired, and all proceeds, products, royalties and rentals therefrom (collectively, the "Collateral") in accordance with the Security Agreement.

SECTION 2. PRIORITY OF SECURITY INTERESTS. The security interests created by the Security Agreement shall at all times be a first priority security interest in all of Borrower's (or to the extent relevant, any subsidiary of Borrower's) assets; provided, however, that there shall be permitted (collectively, the "Permitted Encumbrances"):

(a) the security interests existing on the date hereof listed on Schedule 1 to the Security Agreement;

(b) security interests resulting from the discounting of State or federal tax refunds or rebates or grants;

(c) acquisition finance security interests securing only the actual purchase price of goods or equipment of the Borrower or any wholly owned subsidiary of Borrower;

(d) tax liens imposed prospectively or within such periods as they may be contested in good faith; and

(e) mechanics' and warehousemen's and similar statutory and possessory liens imposed in the ordinary course of business and in respect of obligations that either have not been declared in default or is being contested in good faith.

                                    ARTICLE V

                           REPRESENTATIONS OF BORROWER

SECTION 1. Borrower represents to the Administrative Agent and each Lender that:

(a) Validity and Enforceability. This Agreement, the Notes, the Security Agreement and each other document and instrument to be delivered by it hereunder or in respect hereof have been duly authorized by all necessary corporate action on the part of Borrower; and when delivered by it hereunder, each thereof will have been duly executed by it and will constitute the valid and legally binding obligation of Borrower, enforceable against it in accordance with its terms except as such enforceability may be limited by insolvency or similar laws or principles of equity.

(b) No Conflicts with Contracts or Law. This Agreement, the Notes, the Security Agreement and each other document and instrument delivered by it hereunder or in respect hereof are not inconsistent with the terms of Borrower's articles of incorporation or by-laws, and that the execution, delivery and performance hereof and thereof do not and will not violate law or breach or result in a material default under any material agreement to which Borrower (or any subsidiary of Borrower) is a party or by which any of its (or their) assets are bound.

(c) No Material Adverse Change. There have been no material adverse changes in Borrower's (or any subsidiary of Borrower's) business or financial condition since the filing of the 2005 Form 10-KSB by Borrower for the fiscal year ending December 31, 2005, on April 7, 2006 (the "2005 10-K"), except as may be set forth in Schedule 2 hereto.

(d) No Insolvency or Receivership Proceedings. Neither Borrower nor any of its (or any subsidiary of Borrower's) material assets is the subject of any insolvency, receivership or similar proceeding. No material asset of Borrower (or any subsidiary of Borrower) is the subject of any attachment, judicial or statutory lien, garnishment or similar legal process.

(e) Absence of Litigation. Except as set forth in Schedule 3 hereto or as described in the 2005 10-K, there are no material legal actions or proceedings pending, or to the best of Borrower's knowledge after due inquiry, threatened against Borrower (or any subsidiary of Borrower) as of the date hereof.

(f) Stock Authorized and Non-assessable. Once issued to any Lender, all Consideration Stock and all Conversion Stock will be duly authorized, fully paid, non-assessable voting stock of Borrower with the valid voting and registration rights set forth hereinabove.

                                   ARTICLE VI

                         REPRESENTATIONS OF EACH LENDER

SECTION 1. DUE AUTHORITY. By its execution of a counterpart hereof, each Lender represents to Borrower that this Agreement and the Security Agreement have been duly executed by it, and such documents and the transactions contemplated thereby have been duly authorized by all necessary corporate or other relevant equivalent action on its part.

SECTION 2. ACCREDITED INVESTOR REPRESENTATIONS. By its execution of a counterpart hereof, each Lender represents to Borrower and each other Lender in connection with its undertakings herein and the making of its Loan and the issuance to it of the shares of stock contemplated hereby and upon any conversion of the indebtedness evidenced by the Note issued to it, that:

(a) IT IS AN "ACCREDITED INVESTOR" AS DEFINED UNDER REGULATION D UNDER THE SECURITIES ACT OF 1933, AS AMENDED;

(b) IT HAS SUCH KNOWLEDGE AND EXPERTISE IN FINANCIAL, TAX AND BUSINESS MATTERS THAT IT IS CAPABLE OF EVALUATING THE MERITS AND RISKS OF AN INVESTMENT IN BORROWER AND TO MAKE AN INFORMED DECISION WITH RESPECT THERETO; AND

(c) IT HAS HAD A REASONABLE OPPORTUNITY TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM OFFICERS AND REPRESENTATIVES OF BORROWER CONCERNING THE FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY SUCH QUESTIONS HAVE BEEN ANSWERED TO ITS SATISFACTION.

(d) IT HAS REVIEWED ALL FILINGS MADE BY BORROWER WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE 2005 10-K, AND ANY AND ALL FORM 10-QSBS AND FORM 8-KS FILED THEREAFTER.

SECTION 2. ACKNOWLEDGEMENT OF RISKS. By its execution of a counterpart hereof, each Lender acknowledges its recognition of and accepts the risks inherent in the Loans, including but not limited to the following:

(a) The Borrower intends to use the proceeds of the Loans exclusively to pursue the Dermagenetics product line (the "Product Line") and to pay existing and contingent obligations of the Borrower, and material revenue is not anticipated from any of the other business lines described in the 2005 10-K or other public filings;

(b) The market for the Product Line is unproven, there may be concerns raised regarding the genetic information required for commercialization of the Product Line, and the Borrower does not have a record of successful commercialization;

(c) The commercialization efforts of the Product Line to date have primarily been focused on distribution through medical spas and many of these medical spas have reported difficulty in explaining the value of the Product Line to end customers;

(d) The Borrower intends to expand commercialization efforts to include direct-to-consumer sales via the Internet and the Borrower has no experience in this selling method;

(e) The Internet sales efforts require the development of a customer website system for marketing and selling via the internet and this development may experience implementation delays which would negatively impact revenues and expenses;

(f) The Borrower currently has released one product and intends to develop and introduce additional products as part of the Product Line; there is a risk that product development may be delayed or that the newly developed products may not be successful with customers, either of which could negatively impact revenues and profits;

(g) The Borrower depends on third-party products and services and sole- or limited-source suppliers to develop and manufacture components of the Product Line;

(h) There are many businesses which supply products and services which may be competitive with the Product Line, and the Borrower may not have the resources required to successfully compete;

(i) The value of the Product Line is highly dependent on approval and registration of patent applications made by the Borrower which may fail to be approved and registered;

(j) The Borrower may not have sufficient resources to defend the proprietary technology against use by or infringement claims by third-parties;

(k) The Borrower may not be able to attract and retain professional staff and currently has a very small set of personnel, on which it is dependent.

(l) The Borrower has a history of losses and will require significant additional capital to successfully commercialize the Product Line;

(m) The Borrower may find itself unable to raise additional capital on commercially reasonable terms;

(n) There is no market for the Notes and only a limited market exists for the GL Common Stock to be issued upon conversion of the Notes;

(o) The current litigation by the former Chief Executive Officer, as described in the 2005 10-K or in Schedule 3, if successful could result in the bankruptcy of the Borrower; and

(p) The value of GL Common Stock has been highly volatile and therefore the value of the Consideration Stock and the Conversion Stock may decline in value.

                                   ARTICLE VII

                              COVENANTS OF BORROWER

SECTION 1. COMPLIANCE WITH LAW. Borrower shall operate its business in compliance in all material respects with all applicable laws, rules and regulations.

SECTION 2. NO DEFAULT. Borrower shall not perform any act, or omit to perform any act, nor permit any act or omission to occur, the effect of which would be to cause a material breach of any material contract, commitment or obligation in any respect that would have a material adverse effect on the assets or operations of Borrower or any subsidiary of Borrower.

SECTION 3. SECURITIES LAWS FILINGS. Borrower shall comply with all reporting requirements imposed by any applicable Federal or State securities laws within the time limits provided by such laws and any applicable grace periods.

SECTION 4. PROTECTION OF INTELLECTUAL PROPERTY. Borrower shall use its best efforts to protect all of its trade secrets, proprietary and confidential information (including, without limitation, customer and client compositions, marketing techniques, marketing initiatives, pricing and cost information and business and marketing plans and proposals), know-how, patents and applications for patents, including without limitation the right to sue for past infringement and damages therefor, and licenses thereunder, and any divisions continuations, continuations-in-part, reissues or corresponding foreign patents and patent applications, processes, trademarks, copyrights, designs, manuals and handbooks, blueprints, specifications, software, service marks, trade names, trade dress, logos, corporate symbols and any other intellectual property rights; and all rights to any and all customer lists and relationships, supplier lists and relationships, and territorial rights and franchise licenses (collectively, "Intellectual Property") from infringement and to defend itself from claims that it infringes intellectual property of third parties, in all cases in the most expeditious procedures commercially available. Borrower shall also use commercially reasonable efforts to obtain registrations and approvals from the relevant governmental regulatory authorities with regard to all applications for its Intellectual Property for which such registrations and approvals are necessary or desirable.

SECTION 5. PRESERVATION OF CORPORATE EXISTENCE; MAINTENANCE OF 100% OWNERSHIP OF DERMAGENETICS, INC. Borrower shall not enter into, or permit to occur, any transaction the effect of which could be a merger or consolidation or other change of control or corporate form unless Borrower is the surviving entity. Borrower shall not sell or otherwise dispose of (a) all or substantially all of its assets or those of any material subsidiary or (b) any interest in its wholly owned subsidiary Dermagenetics, Inc.

SECTION 6. NO SALE OR LICENSING OF INTELLECTUAL PROPERTY. Except to a third party on commercially reasonable terms, Borrower will not, and will not permit any subsidiary to, directly or indirectly sell, assign or license to, or otherwise permit the use by, any third party of any of its Intellectual Property, except as required by binding agreements to which Borrower is obligated as of the date hereof, without the prior written consent of Lenders with Sharing Percentages aggregating at least fifty percent (50%) of the total.

SECTION 7. PRIORITY OF SECURITY INTERESTS. Without the prior written consent of Lenders with Sharing Percentages aggregating at least fifty percent (50%) of the total, which consent may be satisfactorily evidenced for all purposes hereof by a writing signed exclusively by the Administrative Agent, Borrower shall take no action, nor permit to occur any circumstance, that results in the security interests created by the Security Agreement to cease to have the priority required by Article IV, Section 2 above with respect to any material asset of Borrower or any subsidiary of Borrower, except as otherwise permitted by the Security Agreement.

SECTION 8. LIMITATION ON EXECUTIVE COMPENSATION. Without the prior written consent of Lenders with Sharing Percentages aggregating at least fifty percent (50%) of the total, which consent may be satisfactorily evidenced for all purposes hereof by a writing signed exclusively by the Administrative Agent, Borrower will not, and will not permit any subsidiary to, incur any obligation for cash compensation in the form of salary or bonuses in the aggregate for any rolling twelve (12) month period to any officer or other person in an amount greater than One Hundred Fifty Thousand Dollars ($150.000.00).

SECTION 9. NOTICE OF DEFAULT. Borrower shall notify the Administrative Agent as soon as practical upon the occurrence of any event or circumstance which could constitute an Event of Default hereunder with the passage of time or giving of notice or both.

                                  ARTICLE VIII

                           EVENTS OF DEFAULT; REMEDIES

SECTION 1. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

(a) Payment Default. Borrower shall fail to pay any amount of principal of, or Interest accrued on, any Loan when due; or

(b) Change in Control. Monte Taylor, Jr. and Robert P. Ricciardi, together with such other Directors of Borrower as may have been elected or appointed to the Board of Directors of Borrower after the date hereof and which the Administrative Agent has notified Borrower are to be included within the ambit of this provision, shall cease to constitute a majority of the Directors of Borrower; or

(c) Material Adverse Change in Net Assets. Except with the prior written consent of Lenders with Sharing Percentages aggregating at least fifty percent (50%) of the total, Sharing Percentages, any single or related series of events, outside the ordinary course of business, which result for the Borrower in a reduction of its assets or an increase in its liabilities of an amount in excess of One Hundred Thousand Dollars ($100,000.00); or

(d) Accuracy of Representations. Any material representation of Borrower made in Article V above shall prove to have been untrue in any material respect when made; or

(e) Breach of Covenants. Borrower shall fail to perform any obligation on its part to be performed set forth in Sections 5, 6, 7, 8, or 9 of Article VII above; or Borrower shall fail to perform any obligation on its part to be performed set forth in Sections 1, 2, 3 or 4 of Article

     VII above and Borrower shall have failed to correct such failure within thirty (30) days after receiving notice of such failure by the Administrative Agent; or

(f) Involuntary Bankruptcy or Receivership. Borrower shall file a voluntary petition in bankruptcy or an order for relief shall be entered in any case under Title 11 of the U.S. Bankruptcy Code involving Borrower, or Borrower shall be adjudicated a bankrupt or insolvent, or shall file a petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation, or shall file any answer admitting (or shall fail to contest) the material allegations of a petition filed against Borrower in any such proceeding; or within sixty (60) days after the commencement of an action against Borrower seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the assets or the business of Borrower stayed, or if the stay of any such order or proceeding thereafter shall be set aside.

SECTION 2. REMEDIES. Upon the occurrence and during the continuance of an Event of Default hereunder:

(a) Acceleration. Either promptly upon its becoming aware of the facts thereof or upon receipt of notice thereof from Borrower or any Lender, Administrative Agent shall notify the Lenders of the existence of such Event of Default and solicit their instruction with respect thereto. If Lenders with aggregate Sharing Percentages of at least fifty percent (50%) instruct the Administrative Agent to accelerate the Loans, the Administrative Agent shall accelerate payment of all the Loans by notice thereof to Borrower and the Collateral Agent (with a copy of such notice to each Lender).

(b) In such event (i) the outstanding principal amount of each Loan so accelerated, (ii) all accrued and unpaid Interest thereon, and (iii) any other Indebtedness due and payable under the Loan Documents with respect thereto (including, without limitation, the costs specified in Section 3 below) shall be due and payable (x) immediately for any Event of Default under Section 1(a), (d), (e) or (f); or (y) within ninety (90) days of the receipt of notice as provided in Section 2(a) for any Event of Default under Section 1(b) or (c).

(c) The Administrative Agent and the Collateral Agent may proceed to exercise any rights or remedies that it may have under this Agreement and/or (to the extent provided thereunder) any other Loan Document and/or such other rights and remedies which it may have at law, equity or otherwise. This
     Section 2 shall not be deemed to expand, limit or otherwise modify any remedial provisions set forth in any other Loan Document which establish remedies under such Loan Document.

SECTION 3. INDEMNITY. The Borrower shall indemnify, defend and hold harmless each Lender, the Administrative Agent, and the Collateral Agent from and against any and all claims, losses and liabilities arising directly or indirectly from or connected to this Agreement, the Note, the Loan it makes, or any other Loan Document or any transaction contemplated hereby or thereby, including, without limitation, for reasonable expenses, including attorneys' fees, incurred in enforcement of any right under this Agreement, the Note or any other Loan

Document, provided that the Lender, Administrative Agent, or Collateral Agent prevails in such enforcement action.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

SECTION 1. NOTICES. Except as otherwise expressly provided herein, any communications, requests or notices required or appropriate to be given under this Agreement, whether or not stated herein to be "in writing" or "written", shall be in writing and either personally delivered, delivered by overnight courier, or mailed by certified, registered, or express mail, return receipt requested, deposited in the United States mail postage prepaid, addressed to the party for whom the notice is intended as follows:

TO BORROWER:

               GENELINK, INC.
               Newport Financial Center
               113 Povonia Avenue, No. 313
               Jersey City, New Jersey 07310
               Attn: Monte Taylor, Jr., President
               Telephone: 407-260-1989
               E-mail: mtaylor@genelink.info

TO ADMINISTRATIVE AGENT:

               FIRST EQUITY CAPITAL SECURITIES, INC.
               1776 Broadway, Suite 1403
               New York, New York 10019
               Telephone: 212-765-9710
               E-mail: KENLEV02@cs.com

TO COLLATERAL AGENT:

               KAREN LEVINE
               170 West 74th Street
               New York, New York 10023
               Telephone: 212-579-3065
               E-mail: KarenLevine2005@aol.com

TO EACH LENDER: To their respective address set forth above or as otherwise notified to Borrower, the Administrative Agent and the Collateral Agent.

These addresses may be changed by notice as provided herein. All notices shall be deemed to have been received on the earlier of actual receipt (as evidenced in the case of electronic mail by an electronic receipt message), or, if given by mail, four (4) business days following the postmark date thereof unless sent by overnight mail in which event they shall be deemed to have been received one (1) business day following the date of sending thereof.

SECTION 2. NO WAIVERS; APPROVALS. Any failure by Borrower or the Administrative Agent or Collateral Agent or any Lender to insist, or election by any party not to insist, upon the strict performance of any of the terms and provisions of this Agreement or any other Loan Document, shall not be deemed to be a waiver of any of the terms and provisions hereof or thereof by such party, and such party, notwithstanding any such failure(s), shall have the right thereafter to insist upon the strict performance by the other party of any and all of the terms and provisions of this Agreement or such Loan Document to be performed by the other party.

SECTION 3. COSTS AND EXPENSES OF AGENTS. Borrower shall be responsible for, and shall timely pay upon demand, all reasonable fees, costs and expenses of the Administrative Agent and the Collateral Agent.

SECTION 4. FURTHER ASSURANCES. Each party hereto agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further actions as any other party hereto may reasonably request in order to give effect to the terms of this Agreement.

SECTION 5. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of New York without giving effect to the choice of law principles of the State of New York.

SECTION 6. CONSENT TO EXCLUSIVE JURISDICTION. Borrower irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Agreement may be brought in any court of the State of New York, County of New York, or in the United States District Court for the Southern District of New York. Borrower, by the execution and delivery of this Agreement, expressly and irrevocably assents and submits to the personal jurisdiction of any of such Court in any such action or proceeding. Each of Borrower, the Administrative Agent and each Lender hereby agrees that any and all legal action relating to this agreement shall be brought and maintained only in such Courts. Borrower further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it at the address set forth above or such other address as Borrower shall have theretofore notified the Administrative Agent in writing or in any other manner permitted by law. In the event service on Borrower is effected as set forth in the preceding sentence, Borrower hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens, or any similar basis. Borrower shall not be entitled in any action or proceeding to assert any defense given or allowed under the law of any State other than the State of New York unless such defense is also given or allowed by the law of the State of New York.

SECTION 7. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Where provisions of any law or regulation resulting in any such prohibition or unenforceability may be waived they are hereby waived by the parties hereto to the full extent permitted by law so that this Agreement shall be deemed a valid, binding agreement, enforceable in accordance with its terms.

SECTION 8. SURVIVAL. All of the representations, warranties, terms, covenants, agreements and conditions contained in this Agreement shall specifically survive the execution and delivery of this Agreement and the other Loan Documents and shall, unless otherwise expressly provided, continue in full force and effect until the Loans, together with Interest thereon, and all other costs, charges and other sums payable hereunder or thereunder, are paid in full (by repayment, prepayment or conversion).

SECTION 9. COUNTERPARTS. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute but one and the same instrument. For the purpose of this Agreement, a signature executed by facsimile shall be deemed an original.

SECTION 10. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto as to the matters contemplated herein and therein. This Agreement may not be modified or amended in any manner except in a writing executed by the parties against whom enforcement of such modification or amendment shall be sought. For purpose of this section, no such amendment or modification shall be effective against any Lender until Lenders with Sharing Percentages of at least fifty percent (50%) have effectively consented thereto.

IN WITNESS WHEREOF, the parties hereto caused this Agreement to be executed as of the day and year first above written.

                                        GENELINK, INC.


                                        By: /s/ Monte E. Taylor, Jr.
                                            ------------------------------------
                                        Its: Acting Chief Executive Officer


DAVID BARRETT, INC.


By: /s/ Barry Plost
    ---------------------------------
Its: President


ROBERT HOEKSTRA


/s/ Robert Hoekstra
-------------------------------------


BERNARD L. KASTEN JR.


/s/ Bernard L. Kasten, Jr.
-------------------------------------

JAMES KREISSMAN


/s/ James Kreissman
-------------------------------------


STRANCO INVESTMENTS, LTD.


By: /s/ Gazwa Yousif
    ---------------------------------
Its: Director


KENNETH R. LEVINE


/s/ Kenneth R. Levine
-------------------------------------


BURDICK CAPITAL MANAGEMENT, INC.


By: /s/ Jerry Burdick
    ---------------------------------


THOMAS TIRNEY


/s/ Thomas Tirney
-------------------------------------


WABA VENTURES LTD



/s/ Jennifer Stevens
-------------------------------------



COLLATERAL AGENCY ACCEPTED AND AGREED
TO:


/s/ Karen Levine
-------------------------------------
KAREN LEVINE

                                   SCHEDULE 1

LENDER                            PRINCIPAL AMOUNT   SHARING PERCENTAGE
------                            ----------------   ------------------
David Barrett, Inc.                 $ 61,578.08            12.37%
10430 Wilshire  Blvd., Ste 1103
Los Angeles, CA 90024
Attn: Barry Plost

Burdick Capital Management, Inc     $ 50,000.00            10.04%
5612 Hidden Glen Court
Westlake Village, CA 91362

Robert Hoekstra                     $ 50,789.04            10.20%
300 Sheoah Blvd. #601
Winter Springs, FL 32708

Bernard L. Kasten, Jr.              $101,578.08            20.40%
4380 27th Court SW, Apt 104
Naples, FL 34116

James Kreismann                     $ 50,789.04            10.20%
1100 Union Street, Apt 200
San Francisco, CA 94109

Kenneth R. Levine                   $ 41,578.08             8.35%
1776 Broadway, Ste 1403
New York, NY 10019

Thomas Tirney                       $ 50,000.00            10.04%
820 Bay Street
San Francisco, CA 94109

Stranco Investments, Ltd            $ 41,578.08             8.35%
Idriss Building, 4th Floor
Bashir Kassar Street
Verdun
Beirut, Lebanon

WABA Ventures Ltd                   $ 50,000.00            10.40%
c/0 Corpag Services USA, Inc.
999 Brickell Ave.
Suite 700
Miami, FL 33131
                                    ------------          ------
                                    $ 497,890.40          100.00%

                                   SCHEDULE 2

Material Adverse Changes Since 2005 10-KSB: None

                                   SCHEDULE 3

Litigation other than that reported in the 2005 10-KSB: None


                                       -3-